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ATTORNEYS AT LAW




                                              FOLEY & LARDNER
                                              777 East Wisconsin Avenue,
                                              Suite 3800
                                              Milwaukee, Wisconsin  53202-5306
                                              414.271.2400 TEL
                      January 30, 2003        414.297.4900  FAX
                                              www.foleylardner.com

                                              WRITER'S DIRECT LINE
                                              414.297.5596
                                              pfetzer@foleylaw.com Email

                                              CLIENT/MATTER NUMBER
                                              016658-0104

Reynolds Funds, Inc.
Wood Island, Third Floor
80 East Sir Francis Drake Blvd.
Larkspur, California  94939
Ladies and Gentlemen:

     We have acted as counsel for you in connection with the preparation of an amendment to your Registration Statement on Form N-1A (the "Amended Registration") relating to the sale by you of an indefinite amount of Reynolds Funds, Inc. Common Stock, par value $0.01 per share (the "Stock"), in the manner set forth in the Amended Registration. In this connection, we have examined: (a) the Amended Registration; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Stock when sold as contemplated in the Amended Registration will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Amended Registration. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                 Very truly yours,

                                 /s/ FOLEY & LARDNER

                                 FOLEY & LARDNER

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